SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

XICOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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XICOR, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 4, 2002

To the Shareholders of XICOR, INC.:

      The Annual Meeting of Shareholders of Xicor, Inc., (the “Company” or “Xicor”) a California corporation, will be held at the Crown Plaza Hotel, 777 Bellew Drive, Milpitas, California, on Tuesday, June 4, 2002 at 10:00 a.m. local time for the purpose of considering and acting upon the following proposals:

(1)	To elect a Board of six directors;

(2)	To approve and ratify the Xicor, Inc. 2002 Stock Option Plan;

(3)	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 200,000,000 shares;

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the period ending December 31, 2002; and

(5)	To transact such other business as may properly come before the Annual Meeting.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on April 9, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any continuation and adjournment thereof.

      The Company’s 2001 Annual Report to Shareholders accompanies this Notice of Meeting and Proxy Statement.

By Order of the Board of Directors

JULIUS BLANK
Secretary

Milpitas, California

May 2, 2002

      You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are requested to sign and return the accompanying Proxy in the enclosed post-paid envelope.

PROXY STATEMENT
VOTING RIGHTS
PROXIES
COSTS OF SOLICITING PROXIES
QUORUM: ABSTENTIONS; BROKER NON-VOTES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE 2002 STOCK OPTION PLAN
PROPOSAL NO. 3 AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
OPTION GRANTS IN 2001
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31, 2001
EMPLOYMENT AND TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS WITH EXECUTIVE OFFICERS
PERFORMANCE GRAPH
PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING

XICOR, INC.

Corporate Headquarters: 1511 Buckeye Drive Milpitas, CA 95035	Place of Meeting: Crown Plaza Hotel 777 Bellew Drive Milpitas, CA 95035

Telephone: (408) 432-8888

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2002

APPROXIMATE DATE OF MAILING: MAY 2, 2002

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Xicor, Inc. (the “Company” or “Xicor”) of proxies for use at the Annual Meeting of Shareholders of Xicor (the “Annual Meeting”) to be held on Tuesday, June 4, 2002 at 10:00 a.m. local time and at any adjournment or postponement of the Annual Meeting.

VOTING RIGHTS

      Shareholders of record of Xicor as of the close of business on April 9, 2002 have the right to receive notice of and to vote at the Annual Meeting. On April 9, 2002, Xicor had issued and outstanding 22,446,953 shares of Common Stock, the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote.

      Under the California Corporations Code, a shareholder may give notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate such shareholder’s votes. If any one shareholder has given such notice, each shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such votes, on the same principle, among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more candidates than the number of directors to be elected.

PROXIES

      Properly executed and unrevoked proxies received by Xicor will be voted at the Annual Meeting in accordance with the instructions thereon. If no directions are indicated on a proxy, the shares represented thereby will be voted (i) “FOR” the election of each of the Company’s nominees as a director, (ii) “FOR” approval and ratification of the Xicor, Inc. 2002 Stock Option Plan, (iii) “FOR” approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 200,000,000 shares, and (iv) “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the period ending December 31, 2002. In addition, the rules of the Securities and Exchange Commission provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of shareholders if the proponent fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement. The Company did not receive notice of any non-management proposals for the Annual Meeting and accordingly, management may use its discretionary voting authority to vote on any such proposals at the Annual Meeting.

      Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by filing with the Secretary of Xicor (i) a signed written statement revoking the proxy or (ii) an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

COSTS OF SOLICITING PROXIES

      The expense of solicitation of proxies will be borne by Xicor. In addition to solicitation of proxies by mail, certain officers, directors and Xicor employees who will receive no additional compensation for their services may solicit proxies by telephone, facsimile or personal interview. Xicor has retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, if necessary. Xicor will pay Georgeson a fee which is not expected to exceed $7,500 for its services and will reimburse Georgeson for out-of-pocket expenses estimated to be $8,000. Xicor is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

QUORUM: ABSTENTIONS; BROKER NON-VOTES

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

      Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      A Board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the six nominees named below. In the event that any nominee should become unavailable for any presently unforeseen reason, the proxy holders will vote in their discretion for a substitute nominee. If additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them in such a manner and, if applicable in accordance with cumulative voting, as will ensure the election of as many of the nominees listed below as possible, and, in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

      The names of the nominees, and certain other information, are set forth below:

	Age (as of		Director
Name	June 4, 2002)	Office	Since

J. Daniel McCranie*	58	Chairman of the Board	2000
Louis DiNardo	42	President and Chief Executive Officer and Director	2000
Julius Blank*	77	Director	1978
Andrew W. Elder*	51	Director	1982
Emmanuel T. Hernandez*	46	Director	2001
Geoffrey C. Winkler	72	Director	1999

*	Member of Audit Committee

      J. Daniel McCranie, Chairman of the Board. Mr. McCranie joined Xicor’s Board of Directors in August 2000 and became its Chairman of the Board in November 2000. From 1993 until 2000, Mr. McCranie was Vice President of Marketing and Sales at Cypress Semiconductor Corporation. From 1986 through 1993 Mr. McCranie was Chairman and CEO of SEEQ Technology. He also held the position of Vice President-Marketing and Sales at SEEQ from 1981 to 1986. Prior to 1981, Mr. McCranie held marketing and sales positions at Harris Semiconductor, AMD, American Microsystems and Signetics. Mr. McCranie is also a director of California Micro Devices Corp, On Semiconductor Corp. and ASAT Holdings Limited. Mr. McCranie received a BSEE degree from Virginia Polytechnic Institute.

      Louis DiNardo, President, Chief Executive Officer and Director. Mr. DiNardo joined Xicor as President and Chief Executive Officer in November 2000. He has been involved in sales, marketing and operations within the semiconductor industry for over 20 years. Mr. DiNardo came to Xicor from Linear Technology Corporation (LTC), where he was General Manager of Mixed-Signal Products. During his 13 years at LTC, Mr. DiNardo held positions as Vice President — Marketing, Director of North American Distribution, and Area Sales Manager. Prior to LTC, Mr. DiNardo worked for 8 years at Analog Devices, where he was involved primarily in Field Sales and Applications. Mr. DiNardo received his bachelor’s degree from Ursinus College.

      Julius Blank, Director. Mr. Blank is one of Xicor’s founders and has been a business consultant to high technology companies and a private investor for more than five years. Mr. Blank holds a degree in mechanical engineering from CCNY.

      Andrew W. Elder, Director. Mr. Elder is the founder and since March 1992 has been President of Stratis Corporation, a producer of plastic material handling products. Mr. Elder received a BA from Duke University and an MBA from the Wharton School at the University of Pennsylvania.

      Emmanuel T. Hernandez, Director. Mr. Hernandez has been Senior Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor Corporation since January 1994 and was their Corporate Controller from June 1993 through January 1994. Prior to joining Cypress Semiconductor Corporation, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. Mr. Hernandez has the degree of B.S.C. in accounting from the University of Nueva Coceres in the Philippines, is a certified public accountant, and has the degree of Master of Business Administration from Golden Gate University.

      Geoffrey C. Winkler, Director. Mr. Winkler is President of Palomar Enterprises, a consulting company focused on enhancing organizational effectiveness and mentoring of executives. Mr. Winkler has been associated with technology companies throughout his career in the areas of engineering, marketing, sales and management in the semiconductor, microwave, automotive and food industries. Mr. Winkler has a B.Sc. degree in mechanical engineering from Luton University in the United Kingdom and an MBA from Santa Clara University.

Committees and Meetings

      The total number of regular and special meetings of the Board of Directors held in the last fiscal year was nine. The Board also has the following standing committees: Audit Committee, Executive Stock Option Committee, Employee Stock Option Committee, Employee Incentive Cash Bonus Profit Sharing Committee, Compensation Committee, and Nominating Committee. No director failed to attend at least 75% of the meetings of the Board and the Committees on which such director serves.

      The Audit Committee of the Board presently consists of Julius Blank, Andrew W. Elder, Emmanuel T. Hernandez and J. Daniel McCranie. In March 2001, Mr. Hernandez was appointed to the Audit Committee in place of Mr. Winkler and in April 2001, Mr. McCranie was also appointed to the Audit Committee. This Committee has the responsibility to review the scope of the annual audit, recommend to the Board of Directors the appointment of the independent public accountants and meet with the independent accountants to review the quarterly and annual results of operations, the sufficiency of financial reporting and the adequacy of systems and internal controls. This committee held five meetings during the 2001 fiscal year.

      The Executive Stock Option Committee, which presently consists of Andrew W. Elder, J. Daniel McCranie and Geoffrey C. Winkler, met twice in 2001. This committee administers stock option grants to Xicor’s executive officers.

      The Employee Stock Option Committee, which presently consists of Julius Blank, Louis DiNardo and J. Daniel McCranie, met four times during the last fiscal year. This committee administers Xicor’s stock option plans for all employees other than executive officers.

      The Employee Incentive Cash Bonus Profit Sharing Committee, which presently consists of Julius Blank, Louis DiNardo and Andrew W. Elder, met once during 2001. This committee administers Xicor’s employee incentive cash bonus profit sharing program.

      The Compensation Committee, which presently consists of Andrew W. Elder, J. Daniel McCranie and Geoffrey C. Winkler, met once during 2001. This committee administers the compensation for Xicor’s executive officers.

      The Nominating Committee, which presently consists of Louis DiNardo and J. Daniel McCranie, was established in July of 2001. The purpose of the Committee is to seek qualified candidates for nomination and appointment to the Board of Directors. The Nominating Committee selects such candidates by evaluating potential candidates’ decision-making ability, business experience, technological background, personal integrity, reputation, and other factors. The Nominating Committee conducts its evaluation of potential candidates independently and confidentially; therefore, it does not accept shareholder recommendations of candidates. In April 2002 the Nominating Committee nominated the candidates identified in this proxy for election to Xicor’s Board of Directors.

Compensation of Directors

      All directors, except Louis DiNardo, received $2,040 per month plus expenses.

      In 2000, Xicor adopted the 2000 Director Option Plan (the “2000 Director Plan”) that provides for an initial grant of 25,000 options to new outside directors vesting in 33 1/3% annual increments commencing one year from date of grant, and automatic annual grants of 10,000 options vesting 100% one year from date of grant. In 2001, options for 65,000 shares were granted under the 2000 Director plan. All options expire no later than ten years from date of grant. All options were granted at 100% of the fair market value of the stock at the date of grant.

Vote Required

      The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL SIX NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE 2002 STOCK OPTION PLAN

      Our Board of Directors determined that it is in our best interests and the best interests of our shareholders to adopt the 2002 Stock Option Plan (described below). In January 2002, our Board of Directors adopted the 2002 Stock Option Plan and reserved 1,000,000 shares of our common stock for issuance thereunder subject to shareholder approval, plus (a) any shares of our common stock which have been reserved but not issued under our 1990 Incentive and Non-Incentive Stock Option Plan (the “1990 Plan”) as of the date of its termination, which will be March 15, 2004, or if earlier, upon the date our Board of Directors terminates it, and (b) any shares of our common stock returned to the 1990 Plan after the date of its termination as a result of termination of options granted under the 1990 Plan. As of the date of this proxy, no options had been granted pursuant to the 2002 Stock Option Plan. The fair market value of our common stock as of April 9, 2002 was $9.92 per share.

      The following is a summary description of the 2002 Stock Option Plan under which no options have yet been granted.

Description of the Xicor, Inc. 2002 Stock Option Plan

      General. The purpose of the 2002 Stock Option Plan is to help us attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and the employees, directors and consultants of our parent and subsidiary companies and to promote the success of our business. Options granted under the 2002 Stock Option Plan may be either “incentive stock options” or nonstatutory stock options.

      Administration. The 2002 Stock Option Plan may generally be administered by our Board of Directors or committees appointed by the Board, referred to as the Administrator. The Administrator may make any determinations deemed necessary or advisable for the 2002 Stock Option Plan.

      Eligibility. Nonstatutory stock options may be granted to our employees, directors and consultants and to employees, directors and consultants of any of our parent or subsidiary companies. Incentive stock options may be granted only to our employees and to employees of any of our parent or subsidiary companies. The administrator, in its discretion, selects which of our employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

      Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the 2002 Stock Option Plan provides that no employee may be granted, in any fiscal year of ours, options to purchase more than 500,000 shares of our common stock. Notwithstanding this limit, however, in connection with such individual’s initial employment with us, he or she may be granted options to purchase up to an additional 750,000 shares of our common stock.

      Terms and Conditions of Options. Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option and a nonstatutory stock option intended to qualify as “performance based compensation” under Section 162(m) of the Code may not be less than 100% of the fair market value of our common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The exercise price of nonstatutory stock options may not be less than 85% of the fair market value of our common stock on the date of grant. The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the date the option is granted.

(b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Stock Option Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service. If an optionee’s service relationship with us terminates for any reason (excluding death, disability or as the result of a reduction in force or retirement), then the optionee generally may exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee’s service relationship with us terminates due to the optionee’s death, disability or as the result of a reduction in force or retirement, the optionee or the optionee’s personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination.

(e) Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the 2002 Stock Option Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Stock Option Plan as may be determined by the administrator.

      Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other of our securities, or other change in our corporate structure affecting our common stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Stock Option Plan, may (in its sole discretion) adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding option.

      In the event of a liquidation or dissolution, any unexercised options will terminate. The administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable.

      In connection with our merger with or into another corporation or our “change of control,” as defined in the 2002 Stock Option Plan, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

      Amendment and Termination of the Plan. Our Board of Directors may amend, alter, suspend or terminate the 2002 Stock Option Plan, or any part thereof, at any time and for any reason. However, we will obtain shareholder approval for any amendment to the 2002 Stock Option Plan to the extent necessary and desirable to comply with applicable law. Additionally, unless we obtain prior shareholder approval, we will not amend any option to reduce its exercise price or cancel any outstanding option and immediately grant a replacement option with a lower exercise price. No such action by the Board of Directors or shareholders may alter or impair any option previously granted under the 2002 Stock Option Plan without the written consent of the optionee. Unless terminated earlier, the 2002 Stock Option Plan shall terminate ten (10) years from the date the 2002 Stock Option Plan was adopted by our Board of Directors.

Federal Income Tax Consequences

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of ours. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

      Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

      The foregoing is only a summary of the effect of federal income taxation upon us and optionees with respect to the grant and exercise of options under the 2002 Stock Option Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s, director’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

Vote Required

      The approval of the 2002 Stock Option Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2002 STOCK OPTION PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

PROPOSAL NO. 3

AMENDMENT TO THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION

      The Board of Directors has unanimously adopted, subject to shareholder approval, an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 200,000,000 shares. The text of Section III of the Company’s Amended and Restated Articles of Incorporation, as it is proposed to be amended, is as follows:

The Corporation is authorized to issue two classes of shares, designated respectively as “Common” and “Preferred”. The total number of Common shares authorized is 200,000,000 and the total number of Preferred shares authorized is 5,000,000. The Preferred shares shall be issued in series and the Board of Directors shall fix the number of shares of each such series and shall determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of such class of shares. As to any such series, the Board may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Purpose and Effect of the Amendment

      The proposed amendment will authorize sufficient additional shares of Common Stock to provide the Company with the flexibility to make such issuances from time to time for any proper purpose approved by the Board of Directors, including issuances to raise equity capital, issuances to effect acquisitions or other corporate transactions, issuances in connection with stock splits, and to issue shares in connection with the Company’s stock option and stock purchase plans. The proposed amendment to the Amended and Restated Articles, authorizing an additional 125,000,000 shares of Common Stock, would facilitate the Company’s ability to accomplish these goals and other business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in a particular case by the Company’s charter documents, applicable law or the rules of any stock exchange or other system on which the Company’s securities may then be listed.

      The additional Common Stock to be authorized by adoption of the proposed amendment would have the rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of earnings per share and voting rights. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional Common Stock proposed to be authorized. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company’s Amended and Restated Articles with the Secretary of State of the State of California.

      The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company becomes subject to a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the outstanding shares of Common Stock and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, and therefore, may limit the opportunity for the Company’s shareholders to realize a higher price for their shares than is generally available in the public markets. The

Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Vote Required

      The affirmative vote of a majority of the Company’s outstanding voting shares is required for approval of the amendment to the Company’s Amended and Restated Articles authorizing an increase from 75,000,000 shares to 200,000,000 shares of Common Stock.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002.

      PricewaterhouseCoopers LLP has served as our independent accountants since 1980. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

      Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our by-laws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice.

      If the shareholders fail to ratify the selection of our independent accountants, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in ours and our shareholders’ best interests.

      Fees billed to Xicor by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 are as follows:

•	Audit Fees: Audit fees billed to us by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001, for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q totaled $155,000.

•	Financial Information Systems Design and Implementation Fees: We did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

•	All Other Fees: Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP were $87,500 for the fiscal year ended December 31, 2001. These services primarily included assistance with 1933 Securities Act filings, accounting technical advice and income and other tax consulting. The Audit Committee does not consider the non-audit related services provided by PricewaterhouseCoopers LLP during fiscal 2001 as incompatible with PricewaterhouseCoopers LLP maintaining its independence.

Vote Required

      The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” SUCH RATIFICATION.

OTHER MATTERS

      Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership by Directors, Management and Principal Shareholders

      The following table contains information required by applicable rules of the SEC regarding the ownership of our common stock on April 9, 2002, by:

•	the shareholders we know to own more than 5% of our outstanding common stock;

•	each director and nominee for director;

•	each executive officer and other persons named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group;

			Shares
			Acquirable		Total
	Shares		Within		Beneficial	Percent
Beneficial Owner(1)	Owned(2)		60 Days(3)		Ownership	Ownership(4)
		+		=
5% Shareholders:
Franklin Resources, Inc.(5)	35,600		2,896,450		2,932,050	11.6%
One Franklin Parkway San Mateo, CA 94403
RS Investment Management Co. LLC(6)	1,413,700		0		1,413,700	6.3%
388 Market Street San Francisco, CA 94111
Barclays Global Investors, NA(7)	1,235,084		0		1,235,084	5.5%
45 Fremont Street San Francisco, CA 94105
Directors, Nominees for Director and Named Executive Officers:
J. Daniel McCranie	20,000		36,042		56,042	*
Louis DiNardo	10,000		225,000		235,000	1.0%
Julius Blank	42,000		33,250		75,250	*
Andrew W. Elder	15,000		28,250		43,250	*
Ralph Griffin(8)	1,504		21,500		23,004	*
Geraldine N. Hench	6,255		103,083		109,338	*
Emmanuel T. Hernandez	4,000		8,334		12,334	*
Michael P. Levis	9,250		122,083		131,333	*
James L. McCreary	3,000		145,209		148,209	*
Geoffrey C. Winkler	0		41,427		41,427	*
All directors and officers as a group (11 persons, consisting of 6 officers and 5 non-employee directors)	109,505		792,678		902,183	3.9%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Xicor, Inc., 1511 Buckeye Drive, Milpitas, CA 95035.

(2)	For each person, the “Shares Owned” column may include shares attributable to the person because of that person’s voting or investment power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has (or shares) voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of a stock option. Unless otherwise indicated: each person, the number in the “Shares Acquirable Within 60 Days” column consists of shares covered by stock options that may be exercised within 60 days after April 9, 2002.

(4)	The percent ownership of each shareholder on April 9, 2002 is calculated by dividing (1) that shareholder’s total beneficial ownership of shares by (2) 22,446,953 shares plus any shares acquirable by that shareholder within 60 days after April 9, 2002.

(5)	Based solely on information provided by Franklin Resources, Inc. in a Schedule 13G filed with the U.S. Securities and Exchange Commission, or SEC. Shares are held by one or more investment companies or accounts which are advised by a subsidiary of Franklin Resources, Inc. Shares acquirable by Franklin Resources, Inc. within 60 days consist of 2,228,000 shares of common stock that would result upon the conversion of $25 million Convertible Notes issued by the Company and 668,450 shares of common stock that would result upon exercise of warrants issued by the Company in connection with the Convertible Notes.

(6)	Based solely on information provided by RS Investment Management Co. LLC (“RS”) in a Schedule 13G filed with the SEC. RS has shared voting power and shared dispositive power over all shares.

(7)	Based solely on information provided by Barclays Global Investors N.A. (“Barclays”) in a Schedule 13G filed with the SEC. Shares beneficially owned by Barclays include 88,250 shares beneficially owned by Barclays Global Fund Advisors. Barclays has sole voting power and sole dispositive power over 1,146,834 shares, and Barclays Global Fund Advisors has sole voting power and sole dispositive power over 88,250 shares.

(8)	Mr. Griffin, our former Vice President, Operations, ceased being an executive officer on October 16, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms for 2001, Xicor believes that all applicable filing requirements have been complied with, except that the Forms 3, representing the Initial Statement of Beneficial Ownership of Securities, were filed late by two Vice Presidents, Robert C. Mahoney and R. Todd Smathers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of Xicor’s Board of Directors serves as the representative of Xicor’s Board of Directors for general oversight of Xicor’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Board has adopted a charter for the Audit Committee, a copy of which was provided as an Appendix to Xicor’s proxy statement for its 2001 annual meeting of shareholders.

      Xicor’s management has primary responsibility for preparing Xicor’s financial statements and for its financial reporting process. Xicor’s independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Xicor’s audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with Xicor’s management.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence, including whether the independent accountants’ provision of non-audit services to Xicor is compatible with the independent accountants’ independence.

      Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to Xicor’s Board of Directors and the Board approved, that the audited financial statements be included in Xicor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

      Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

AUDIT COMMITTEE OF THE BOARD
OF DIRECTORS

Julius Blank
Andrew W. Elder
Emmanuel T. Hernandez
J. Daniel McCranie

REPORT OF THE COMPENSATION COMMITTEE

      Xicor applies a consistent philosophy to compensation for all employees, including senior management, based on the premise that the achievements of Xicor result from the coordinated efforts of all individuals working toward common objectives. Xicor strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance, and to enable Xicor to attract, retain and reward executive officers who contribute to the long-term success of Xicor. Xicor’s compensation program for its Chief Executive Officer and other executive officers is based on the same four principles applicable to compensation decisions for all Xicor employees:

•	Xicor pays competitively.

Xicor is committed to providing a pay program that helps attract and retain high caliber executives. To ensure that pay is competitive, Xicor compares its pay practices for its Chief Executive Officer and other executives with those of other electronics companies, with particular emphasis on similar size semiconductor companies, and sets its pay parameters based on this review.

•	Xicor compensates for relative sustained performance.

The Chief Executive Officer and other executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing progress against set objectives and business goals.

•	Xicor strives for fairness in the administration of compensation.

Xicor strives to achieve a balance of the compensation paid to a particular executive and the compensation paid to other executives both inside Xicor and at comparable companies.

•	Xicor believes that executives should understand the performance evaluation and compensation administration process.

The process of assessing performance is as follows: At the beginning of the performance cycle, the evaluating executive (or in the case of the Chief Executive Officer, the Board of Directors) sets objectives and key goals. The executive is given ongoing feedback on performance. At the end of the performance cycle, the accomplishment of objectives and key goals is evaluated, the results compared to the results of peers within the Company and the comparative results are communicated to the executive. The comparative result affects decisions on salary, bonuses and stock options.

Compensation Vehicles

      Xicor uses a compensation program that consists of the following cash- and equity-based vehicles:

Cash-Based Compensation

Salary and Bonus

      Xicor sets base salary and determines bonus amounts for the Chief Executive Officer and other executives by reviewing corporate and individual performance and the aggregate of base salary and annual bonus for comparable positions in the electronics industry, with emphasis on comparable size semiconductor companies.

Cash Profit Sharing

      Xicor has an employee incentive cash bonus profit sharing program (the “Program”). Under the Program, twice a year (two profit sharing periods) up to 15% of Xicor’s consolidated operating income, excluding certain non-product sales and restructuring charges and credits, is distributed to all employees including the Chief Executive Officer and other executive officers as Xicor believes that all employees share the responsibility of achieving profits. The exact percentage to be distributed is determined by a Committee of the Board of Directors; however, excluding restructuring charges, such distribution may not cause Xicor to report a net loss after taxes for the respective profit sharing period. The same profit sharing percentage applies to each employee, with the payment determined by applying this percentage to the individuals base salary. No profit sharing bonuses were paid relating to 2001.

Equity-Based Compensation

Stock Option Program

      Stock options are granted to provide additional incentives to key employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees, including executive officers, to continue in the employ of Xicor. Xicor has a 1990 Incentive and Non-Incentive Stock Option Plan and a 1998 Non-Statutory Stock Option Plan. Outside Directors may not be granted options under the 1990 Incentive and Non-Incentive Stock Option Plan. Executive officers are eligible to receive stock options under both plans.

COMPENSATION COMMITTEE

Andrew W. Elder
J. Daniel McCranie
Geoffrey C. Winkler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee was or is an officer or employee of Xicor or any of its subsidiaries. No executive officer of Xicor serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of Xicor’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

      The following table sets forth a summary of the compensation earned during the last three fiscal years by our current Chief Executive Officer, our three other most highly compensated executive officers serving at the end of our last fiscal year, and a former executive officer.

Summary Compensation Table

				Long-Term
				Compensation
				Awards
	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Positions	Year	Salary($)	Bonus($)(1)	Options	Compensation(2)

Louis DiNardo(3)	2001	$350,002	$175,000	150,000	—
President and Chief	2000	41,731	—	600,000	—
Executive Officer
Ralph Griffin(4)	2001	173,395	—	40,000	$9,025	(5)
Former Vice President,	2000	162,974	13,707	30,000	—
Operations	1999	147,593	—	28,000	—
Geraldine N. Hench	2001	220,002	50,000	50,000	5,281	(6)
Vice President, Finance and	2000	203,744	14,971	70,000	5,281	(6)
Administration	1999	175,032	—	20,000	1,000
Michael P. Levis	2001	194,272	20,000	50,000	1,050
Vice President, Marketing	2000	191,780	4,390	40,000	1,050
	1999	185,016	—	15,000	1,000
James L. McCreary	2001	234,491	20,000	75,000	1,050
Vice President, Engineering	2000	223,801	5,340	40,000	1,050
	1999	203,849	21,731	50,000	1,000

(1)	Includes bonuses and amounts earned under the Employee Incentive Cash Bonus Profit Sharing Program.

(2)	Represents matching contributions under Xicor’s 401(k) Plan.

(3)	Mr. DiNardo joined Xicor as its President and Chief Executive Officer and a director on November 17, 2000.

(4)	Mr. Griffin ceased being an executive officer on October 16, 2001 and in November 2001 received a severance payment of $47,502. Mr. Griffin is no longer employed by Xicor.

(5)	Represents $867 received as a matching contribution under Xicor’s 401(k) Plan and $8,158 received for accrued vacation.

(6)	Represents $1,050 received as a matching contribution under Xicor’s 401(k) Plan and $4,231 received as payment for unused vacation time.

OPTION GRANTS IN 2001

      The following table sets forth information concerning stock options granted to the executive officers named in the Summary Compensation Table during the year ended December 31, 2001:

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of
	Securities				Stock Price
	Underlying	% of Total			Appreciation for
	Options	Options	Exercise		Option Term(3)
	Granted	Granted to	Price	Expiration
	(#)	Employees	($/Share)	Date	5%($)	10%($)

Louis DiNardo	150,000 (1)	6.9	$7.00	10/9/11	$660,339	$1,673,430
Ralph Griffin	40,000 (2)	1.9	2.98	4/8/11	74,964	189,974
Geraldine N. Hench	50,000 (2)	2.3	2.98	4/8/11	93,705	237,468
Michael P. Levis	50,000 (2)	2.3	2.98	4/8/11	93,705	237,468
James L. McCreary	75,000 (2)	3.5	2.98	4/8/11	140,558	356,201

(1)	25% of the shares subject to the option vest one year from date of grant and 1/36th of the remaining options vest each month thereafter.

(2)	25% of the shares subject to the option vest March 12, 2002 and 1/36th of the remaining options vest each month thereafter.

(3)	The potential realizable value is based on the term of the option (10 years) at the date of grant. It is calculated by assuming that the stock price on the date of grant (which is equal to the exercise price) appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and the stock sold on the last day of the option term for the appreciated stock price. All values are calculated based on SEC regulations and do not reflect Xicor’s estimate of future stock price appreciation. Actual gains, if any, are dependent on the future performance of Xicor’s Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND

OPTION VALUES AT DECEMBER 31, 2001

      The following table sets forth certain information concerning stock option exercises during the year ended December 31, 2001 by the executive officers named in the Summary Compensation Table and the number and value of unexercised options held by each named executive officer at December 31, 2001:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of		Options Held at		In-the-Money Options at
	Shares		December 31, 2001		December 31, 2001 (2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Louis DiNardo	—	—	162,500	587,500	$1,308,125	$4,241,875
Ralph Griffin	15,000	$131,940	19,000	81,500	116,165	617,010
Geraldine N. Hench	—	—	81,000	112,500	659,620	801,025
Michael P. Levis	—	—	82,500	112,500	702,175	873,575
James L. McCreary	—	—	123,334	151,666	1,072,936	1,207,764

(1)	Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)	Value of unexercised in-the-money options represents the difference between the closing price of Xicor’s Common Stock on the last trading day of fiscal year 2001 and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYMENT AND TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

WITH EXECUTIVE OFFICERS

Louis DiNardo

      In November 2000 we extended an offer of employment to Louis DiNardo, the Company’s President and Chief Executive Officer. Under the terms of the offer letter, Mr. DiNardo receives an annual salary of $350,000 and for calendar year 2001 was paid a guaranteed bonus of $175,000. Mr. DiNardo also received an option for the purchase of 600,000 shares of the Company’s Common Stock with an exercise price of $3.75. Twenty-five percent of the option vested as of November 17, 2001, and 1/36th of the remaining shares vest each month thereafter. We may terminate Mr. DiNardo’s employment at anytime and for any reason or no reason. However, if we terminate Mr. DiNardo’s employment without cause prior to November 17, 2002, Mr. DiNardo will receive severance payments of $350,000 payable over one year and a total of 150,000 unvested options will vest upon such date of termination.

PERFORMANCE GRAPH

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

      Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

XICOR, INC., S&P 500 COMPOSITE INDEX
AND S&P TECHNOLOGY 500 INDEX

	1996	1997	1998	1999	2000	2001

Xicor, Inc.	100	29	14	134	33	108
S&P 500	100	133	171	208	189	166
S&P Technology 500	100	126	218	382	229	175

      The chart above shows a five-year comparison of the cumulative total return on Xicor, Inc. Common Stock, the Standard & Poor’s 500 Composite Index, and the Standard & Poor’s Technology 500 Index assuming a $100 investment made on December 31, 1996.

PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING

      Proposals of security holders intended to be presented at the next Annual Meeting of Shareholders of Xicor to be held in June 2003 must be received by Xicor for inclusion in Xicor’s Proxy Statement and form of proxy no later than January 2, 2003.

      The deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting for the year 2003 annual meeting is March 18, 2003. If a shareholder gives notice of such a proposal after the March 18, 2003, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company’s year 2003 annual meeting.

By Order of the Board of Directors

JULIUS BLANK,
Secretary

Milpitas, California

May 2, 2002

Appendix A

XICOR, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints LOUIS DINARDO and JULIUS BLANK, or any of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of XICOR, INC. on June 4, 2002, and at any adjournment thereof, upon all matters as may properly come before the Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

(To be Signed on Reverse Side)	SEE REVERSE SIDE

A	Please mark your votes as in this example

The Board of Directors recommends a vote FOR the following matters to come before the meeting:

1.	Election of Directors	FOR	WITHHELD
For, except vote withheld from the following nominee(s)

Nominees:

J. Daniel McCranie
Louis DiNardo
Julius Blank
Andrew W. Elder
Emmanuel T. Hernandez
Geoffrey C. Winkler

		FOR	AGAINST	ABSTAIN
2.	To approve and ratify the Xicor, Inc. 2002 Stock Option Plan

3.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 200,000,000 shares.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the period ending December 31, 2002.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2), (3) and (4), unless the shareholder specifies otherwise, in which case it will be voted as specified.

Signature(s) _____________________________________________________ Date ______________________

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Appendix B

XICOR, INC.

2002 STOCK OPTION PLAN

     1. Purposes of the Plan. The purposes of this 2002 Stock Option Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

          Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) “Board” means the Board of Directors of the Company.

          (d) “Change in Control” means the occurrence of any of the following events:

               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

               (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (iii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

               (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (e) “Code” means the Internal Revenue Code of 1986, as amended.

          (f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (g) “Common Stock” means the common stock of the Company.

          (h) “Company” means Xicor, Inc., a California corporation.

          (i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (j) “Director” means a member of the Board.

          (k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor, or (iii) a termination of service with the Company, but such service recommences within ninety (90) days of the date of such termination. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (q) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s) “Option” means a stock option granted pursuant to the Plan.

          (t) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u) “Optioned Stock” means the Common Stock subject to an Option.

          (v) “Optionee” means the holder of an outstanding Option granted under the Plan.

          (w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x) “Plan” means this 2002 Stock Option Plan, as amended and restated.

          (y) “Retirement” means a termination of an Optionee’s status as a Service Provider when the Optionee is age 55 or over and has continuously been a Service Provider for at least ten (10) years on the date of such termination.

          (z) “RIF” means a termination of an Optionee’s status as a Service Provider resulting from a work force reduction or job elimination.

          (aa) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) “Section 16(b) “ means Section 16(b) of the Exchange Act.

          (cc) “Service Provider” means an Employee, Director or Consultant.

          (dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (ee) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,000,000 Shares plus (a) any Shares which have been reserved but not issued under the Company’s 1990 Incentive and Non-Incentive Stock Option Plan (the “1990 Plan”) upon the date the 1990 Plan terminates, and (b) any Shares returned to the 1990 Plan following the date of its termination as a result of termination of options granted under the 1990 Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of restricted stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (vii) to establish, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

               (viii) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xi) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Administrator shall be conclusive and binding on all Optionees, any other holders of Options and on their legal representatives and beneficiaries; and

               (xii) except to the extent prohibited by, or impermissible in order to obtain treatment desired by the Administrator under Applicable Laws, to allocate or delegate all or any portion of its powers and responsibilities to any one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Administrator of such allocation or delegation.

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 750,000 Shares, which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

     7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant as determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been vested and owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or in the name of a family trust of which the Optionee is a trustee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised; provided that if the Company shall be advised by counsel that certain requirements under the Federal, state or foreign securities laws must be met before Shares may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Shares under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death, Disability or as the result of a RIF or Retirement, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death, within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to the Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Reduction in Force. If the Optionee ceases to be a Service Provider as the result of a RIF, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her

Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (f) Retirement of Optionee. If the Optionee ceases to be a Service Provider as a result of his or her Retirement, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of Retirement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of Retirement, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after his or her Retirement, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (g) Leaves of Absence.

               (i) Unless the Administrator provides otherwise, vesting of Options granted hereunder shall continue during any unpaid leave of absence.

               (ii) A Service Provider shall not cease to be an Employee in the case of any leave of absence approved by the Company.

               (iii) For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

     11. Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     12. Adjustments; Dissolution; Merger or Change in Control.

               (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option, as well as the numerical Share limits in Sections 6 of the Plan.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

               (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

                    For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or Change in Control, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws and Section 14(c) below.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall (i) impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company or (ii) permit the reduction of the exercise price of an Option after it has been granted (except for adjustments made pursuant to Section 12), unless approved by the Company’s shareholders. Neither may the Administrator, without the approval of the Company’s shareholders, cancel any outstanding Option and immediately replace it with a new Option with a lower exercise price. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.